Exhibit 99.1

Corporate Office 7700 France Avenue S #275 Edina, MN 55435 Phone: 952.893.3200 Fax: 952.893.0704 www.uhs.com

CONTACT:                           Bethany A. Ring
                                                Director of Marketing & Communications
                                                Universal Hospital Services, Inc.
                                                (952) 893-3288

UNIVERSAL HOSPITAL SERVICES, INC. ANNOUNCES 2005 FIRST QUARTER RESULTS

Edina, Minn.— (BUSINESS WIRE)— May 10, 2005 – Universal Hospital Services, Inc., the leader in medical equipment lifecycle services, today announced financial results for the first quarter 2005, ended March 31, 2005.

Total revenues were $55.3 million for the first quarter of 2005, representing a $6.3 million or 13% increase from total revenues of $49.0 million for the same period of 2004.

Gross margin for the first quarter of 2005 totaled $23.7 million, representing a $1.6 million or 7% increase from total gross margin of $22.1 million for the same period of 2004.

Net income for the quarter was $1.0 million, compared to net income of $1.4 million for the same quarter last year.

EBITDA before management/board fees and SOX compliance costs was $20.0 million, representing a $1.4 million or 7% increase from $18.6 million for the same period of 2004.

“We realized three consecutive months of record revenues in the first quarter”, said Gary Blackford, President and CEO. “This is primarily the result of our commitment to and focus on the transition of UHS from an equipment rental company to an equipment life cycle services company. Our first quarter results reflect our progress in executing on our stated strategies. Looking forward, we remain cautious about the hospital marketplace, but given our execution to date, we are optimistic about the prospects for the rest of the year.”

UHS will hold its quarterly conference call to discuss 2005 first quarter results on Wednesday, May 11, 2005, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).

To participate, call (800)670-3537and indicate you would like to join in the UHS First Quarter Results call with Gary Blackford as the leader, or enter conference ID # 21245517. A taped replay of this call will be available from 12:00 p.m. Eastern Time on May 11 through 12:00 a.m. on May 18 by calling 800-633-8284; enter reservation # 21245517.

This call is being webcast by CCBN and can be accessed at the Universal Hospital Services, Inc. web site at www.uhs.com. Click on “Financials” and then on “Webcasts”. The webcast is being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Corporate Office 7700 France Avenue S #275 Edina, MN 55435 Phone: 952.893.3200 Fax: 952.893.0704 www.uhs.com

UHS will also use a slide presentation to facilitate the conference call discussion.  A copy of the presentation may be obtained via the company’s website in the “Financials” section.

About Universal Hospital Services, Inc.

Based in Edina, Minnesota, Universal Hospital Services, Inc. is a leading medical equipment lifecycle services company. UHS offers comprehensive solutions that maximize utilization, increase productivity and support optimal patient care resulting in capital and operational efficiencies. UHS currently operates through more than 75 offices, serving customers in all 50 states and the District of Columbia.

Universal Hospital Services, Inc.
7700 France Avenue S #275
Edina, MN  55435
952-893-3200
www.uhs.com

* * * * * * * * * * *

* EBITDA Reconciliation. EBITDA (before management/board fees, financing and reorganization costs, and costs related to Sarbanes Oxley compliance) and EBITDA are not intended to represent an alternative to operating income or cash flows from operating, financing or investing activities (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of performance, and is not representative of funds available for discretionary use due to the Company’s financing obligations. EBITDA, as defined by the Company, may not be calculated consistently among other companies applying similar reporting measures. EBITDA is included because it is a widely accepted financial indicator used by certain investors and financial analysts to assess and compare companies and is an integral part of the Company’s debt covenant calculations, and EBITDA before management and board fees is included because the company’s financial guidance and certain compensation plans are based upon this measure. Management believes that EBITDA provides an important perspective on the Company’s ability to service its long-term obligations, the Company’s ability to fund continuing growth, and the Company’s ability to continue as a going concern. A reconciliation of operating cash flows to EBITDA (before management/board fees, financing and reorganization costs, and costs related to Sarbanes Oxley compliance) and EBITDA is included on the attached Statements of Cash Flows.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Universal Hospital Services, Inc. believes statements in this presentation looking forward in time involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: UHS’ history of net losses and substantial interest expense; UHS’ need for substantial cash to operate and expand its business as planned; UHS’ substantial outstanding debt and debt service obligations; restrictions imposed by the terms of UHS’ debt; a decrease in the number of patients our customers are serving; UHS’ ability to effect change in the manner in which healthcare providers traditionally procure medical equipment; the absence of long-term commitments with customers; UHS’ ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care

Corporate Office 7700 France Avenue S #275 Edina, MN 55435 Phone: 952.893.3200 Fax: 952.893.0704 www.uhs.com

reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; and additional credit risks in increasing business with home care providers and nursing homes. These and other risk factors are detailed in UHS’ Annual Report on Form 10K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

UHS 1st Quater 2005 11-May-05 Page 4
Universal Hospital Services, Inc. Statements of Income (dollars in thousands) (unaudited)

	Three Months Ended March 31,

	2005	2004

	(unaudited)
Medical equipment outsourcing	$43,181	$39,888
Technical and professional services	7,493	4,722
Medical equipment sales & remarketing	4,597	4,387

Total revenues	55,271	48,997

Cost of medical equipment outsourcing	13,237	11,645
Cost of technical and professional services	5,445	3,215
Cost of medical equipment sales & remarketing	3,636	3,352
Movable medical equipment depreciation	9,273	8,638

Total costs of medical equipment outsourcing, service and sales	31,591	26,850

Gross margin	23,680	22,147
Selling, general and administrative	14,855	13,092

Operating income	8,825	9,055
Interest expense	7,647	7,449

Loss before income taxes	1,178	1,606
Provision for income taxes	207	248

Net Income	$971	$1,358

Additional information
EBITDA	$19,496	$18,416
EBITDA as a percentage of total revenues	35.3%	37.6%
Movable medical equipment (approximate number of units at end of period)	151,000	147,000
Offices (at end of period)	76	71
Number of hospital outsourcing customers (at end of period)	3,200	3,000
Number of total outsourcing customers (at end of period)	6,350	6,050
Movable medical equipment depreciation expense	9,273	8,638
Non-movable medical equipment depreciation expense	$953	$677

UHS 1st Quater 2005 11-May-05 Page 5
UNIVERSAL HOSPITAL SERVICES, INC. BALANCE SHEETS (dollars in thousands except share and per share information) (unaudited)

ASSETS

	March 31, 2005	December 31, 2004

	(unaudited)
Current assets:

Cash	$2,999	$—
Accounts receivable, less allowance for doubtful accounts of $1,500
at March 31, 2005 and December 31, 2004	42,667	40,644
Inventories	4,756	5,229
Deferred income taxes	2,412	2,449
Other current assets	939	3,458

Total current assets	53,774	51,780

Property and equipment, net:

Movable medical equipment, net	125,814	125,987
Property and office equipment, net	10,136	10,042

Total property and equipment, net	135,950	136,029

Intangible assets:

Goodwill	37,062	37,062
Other, primarily deferred financing costs, net	10,041	10,471
Other intangibles, net	10,620	11,065

Total assets	$247,446	$246,407

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:

Current portion of long-term debt	$253	$328
Accounts payable	12,857	13,406
Accrued compensation	7,253	9,276
Accrued interest	11,102	4,615
Other accrued expenses	2,843	2,594
Book overdrafts	—	4,691

Total current liabilities	34,308	34,910

Long-term debt, less current portion	297,480	296,974
Deferred compensation and pension	3,694	3,644
Deferred income taxes	4,039	3,937

Shareholders’ deficiency:

Common stock, $0.01 par value; 500,000,000 shares authorized,
123,436,024.21 and 123,430,612.96 shares issued and outstanding at
March 31, 2005 and December 31, 2004, respectively	1,234	1,234
Additional paid-in capital	766	760
Deferred compensation	(56)	(62)
Accumulated deficit	(91,039)	(92,010)
Accumulated other comprehensive loss	(2,980)	(2,980)

Total shareholders’ deficiency	(92,075)	(93,058)

Total liabilities and shareholders’ deficiency	$247,446	$246,407

UHS 1st Quater 2005 11-May-05 Page 6
Universal Hospital Services, Inc. Statements of Cash Flows (dollars in thousands) (unaudited)

	Three Months Ended March 31,

	2005	2004
Cash flows from operating activities:	(unaudited)
Net Income	$971	$1,358
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation	10,226	9,315
Amortization of intangibles	445	46
Provision for inventory obsolescence	162	64
Provision for doubtful accounts	295	363
Non-cash stock-based compensation expense	6	—
(Gain) loss on sales/disposal of equipment	(348)	63
Deferred income taxes	139	0
Changes in operating assets and liabilities, net of impact of acquisition:
Accounts receivable	(2,317)	(4,275)
Inventories and other operating assets	2,993	(136)
Accounts payable and accrued expenses	4,762	11,191

Net cash provided by operating activities	17,334	17,989

Cash flows from investing activities:
Movable medical equipment purchases	(9,547)	(18,619)
Property and office equipment purchases	(1,055)	(1,328)
Proceeds from disposition of movable medical equipment	525	784
Acquisitions	—	(3,297)
Other	—	(362)

Net cash used in investing activities	(10,077)	(22,822)

Cash flows from financing activities:
Proceeds under revolving credit facility agreements	25,131	24,325
Payments under revolving credit facility agreements	(24,699)	(15,901)
Payment of deferred financing cost	(4)	—
Proceeds from issuance of common stock, net of issuance costs	5	—
Other	—	(44)
Change in book overdraft	(4,691)	(3,547)

Net cash (used in) provided by financing activities	(4,258)	4,833

Net change in cash and cash equivalents	$2,999	$—

Cash and cash equivalents at the beginning of period	$—	$—
Cash and cash equivalents at the end of period	$2,999	$—

Supplemental cash flow information:
Interest paid	$727	$426

Income taxes paid	$305	$2,265

Movable medical equipment purchases in accounts payable	$3,529	$6

Additional information

Net cash provided by operating activities	$17,334	$17,989
Changes in operating assets and liabilities	(5,438)	(6,780)
Other non-cash expenses	(255)	(490)
Current income taxes	207	248
Interest expense	7,647	7,449

EBITDA	$19,495	$18,416

UHS 1st Quater 2005 11-May-05 Page 7
	Percent of Total Revenues		Percent Increase (Decrease)

	Three Months Ended March 31,		Qtr 1 2005 Over Qtr 1 2004
	2005	2004

Medical equipment outsourcing	78.1%	81.4%	8.3%
Technical and professional services	13.6	9.6	58.7
Medical equipemnt sales & remarketing	8.3	9.0	4.8

Total revenues	100.0	100.0	12.8

Cost of medical equipment outsourcing	23.9	23.8	13.7
Cost of technical and professional services	9.9	6.6	69.3
Cost of medical equipment sales & remarketing	6.6	6.8	8.5
Movable medical equipment depreciation	16.8	17.6	7.3

Total costs of medical equipment outsourcing, service and sales	57.2	54.8	17.7

Gross margin	42.8	45.2	6.9
Selling, general and administrative	26.9	26.7	13.5

Operating income	16.0	18.5	(2.5)
Interest expense	13.8	15.2	2.7

Loss income before income taxes	2.1	3.3	(26.6)
Provision (benefit) for income taxes	0.1	0.5	(16.5)

Net loss	1.8%	2.8%	-28.5%